UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

IronNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39125	83-4599446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(443) 300-6761

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRNT	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	IRNT.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

Due to market conditions, on June 22, 2022, IronNet, Inc. (the “Company”) committed to and communicated a workforce reduction plan. The Company has reduced its number of employees by approximately 55 employees, which represents approximately 17% of its total employees. The Company expects to substantially complete this workforce reduction by the end of June 2022.

As a result of this workforce reduction, the Company expects to incur a pre-tax cash charge for one-time termination benefits, which consist of severance and related costs, of approximately $1.0 million. The Company expects such costs to be the only direct expense of the workforce reduction. The Company expects all charges associated with the workforce reduction to be incurred during the quarter ending July 31, 2022, with related cash payments expected to be substantially paid out by August 31, 2022.

The workforce reduction is part of a broader plan by the Company to streamline its operations for higher efficiency, to reduce overall expenses and preserve cash, and to set the Company up for rationalized growth going forward.

Item 7.01 Regulation FD Disclosure.

On June 14, 2022, the Company issued a press release and held a conference call announcing its financial results for its first fiscal quarter ended April 30, 2022. In its press release, the Company reaffirmed its fiscal year 2023 guidance for expected revenue of $34 million, which would represent nearly 25% growth over the prior year, and annual recurring revenue (ARR) of $48 million as of the end of fiscal year 2023, which would represent an increase of 50% from the end of fiscal year 2022. On the conference call, management also indicated that it plans to operate the Company’s business with the goal to get as close to cash neutral as possible.

The Company is reaffirming the foregoing guidance as of the date of this report. The statements made in the June 14, 2022 press release and conference call considered the actions described in Item 2.05 of this report and its anticipated customer opportunities pending, as well as those in the Company’s pipeline. The actions described in this report do not represent any change in assumptions underlying the most recent revenue and ARR guidance.

The information provided in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws, including the estimated expenses and related cash outlay resulting from the Company’s workforce reduction, as well as when such expenses and related cash outlays will occur, the Company’s strategy to streamline its operations for higher efficiency, and statements regarding the Company’s fiscal 2023 revenue and ARR outlook. The Company believes its expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. Factors that could cause actual results to differ materially from the forward-looking statements include the Company’s inability to successfully implement the workforce reduction, changes in the number of employees being terminated as part of the workforce reduction, other risks associated with its cost reduction efforts, the Company’s ability to execute on its plans to grow its business, the rate and degree of market acceptance of the Company’s products, the Company’s ability to secure new contracts and renewals from public sector customers and general economic and market conditions. For additional factors, please see the risks and uncertainties identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 31, 2022, filed with the SEC on May 2, 2022, as supplemented by the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, filed with the SEC on June 14, 2022, each of which is available on the Company’s

Investor Relations website at http://ir.ironnet.com and on the SEC website at www.sec.gov. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this report. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONNET, INC.

	By:	/s/ James C. Gerber
Date: June 24, 2022		James C. Gerber
Chief Financial Officer